Exhibit 10.5

INCENTIVE STOCK OPTION AGREEMENT

BROADWIND ENERGY, INC.

2007 EQUITY INCENTIVE PLAN

THIS AGREEMENT is entered into and effective as of the        day of                   , 20      , by and between Broadwind Energy, Inc., a Delaware corporation (the “Company”) and                            (“Participant”).

RECITALS

A.            Participant on the date hereof is a key employee or officer of the Company or one of its Affiliates; and

B.            The Company wishes to grant incentive stock options to Participant pursuant to this Agreement and the 2007 Equity Incentive Plan (the “Plan”); and

C.            The Administrator has authorized the grant of an incentive stock option to Participant to give Participant an inducement to acquire a proprietary interest in the Company and an added incentive to advance the interests of the Company and has determined that, as of the effective date of this Agreement, the fair market value of the Company’s common stock is                    Dollars ($                    ) per share.

AGREEMENTS

In consideration of the premises and of the mutual covenants herein contained, the parties hereto agree as follows:

ARTICLE I.  GRANT OF OPTION

The Company hereby grants to Participant the right, privilege, and option (the “Option”) to purchase up to                               (                      ) shares (the “Option Shares”) of the Company’s Common Stock, according to the terms and subject to the conditions hereinafter set forth and as set forth in the Plan.  [The per share price to be paid by Participant in the event of an exercise of the Option shall be                    Dollars ($                ) OR: Because Participant owns stock possessing more than ten percent (10%) of the total combined voting power of all classes of stock of the Company or its Parent or any Subsidiary, the per share price to be paid by Participant in the event of an exercise of the Option shall be                  Dollars ($            ), which is not less than one hundred ten percent (110%) of the fair market value of the Company’s Common Stock at the date of grant of this Option.]  The Option is intended to be an “incentive stock option,” as defined in Section 422 of the Internal Revenue Code as amended (the “Code”), to the extent permitted by Section 422(d) of the Code.  Shares granted in excess of the 422(d) limit will be treated as a nonqualified stock option.

ARTICLE II.  DURATION OF OPTION AND EXERCISABILITY

A.            Initial Period of Exercisability.  Except as provided in Articles II.B. and II.C. below, the Option shall become exercisable according to the following schedule.  Once the Option becomes fully exercisable Participant may continue to exercise this Option under the terms and conditions of this Agreement until the first of the termination of this Option as provided herein or the Expiration Date (as defined below).  If Participant does not purchase upon an exercise of this Option the full number of shares which Participant is then entitled to purchase, Participant may purchase upon any subsequent exercise prior to this Option’s termination or Expiration Date such previously unpurchased shares in addition to those Participant is otherwise entitled to purchase.  Except as otherwise provided in Articles II.B. and II.C. below, the term during which this Option may be exercised will continue until 5:00 p.m. (Central time) on [the date that is no more than ten (10) years following the date of grant of this Option OR: for greater than ten percent (10%) holders insert the date that is no more than five (5) years following the date of grant of this Option]  (the “Expiration Date”).  In no event shall this Option be exercisable after the Expiration Date.

Number of Option Shares
Vesting Date	Available for Exercise

B.            Termination of Employment for Reasons Other Than Death or Disability.  In the event Participant ceases to be a key employee or officer of the Company or any Affiliate for any reason other than death or an event that constitutes permanent and total disability within the meaning of Section 22(e)(3) of the Code (“Disability”), any unexercised portion of this Option which was exercisable as of the date of such termination may be exercised, in whole or in part, by Participant before the earlier of (i) the close of business on the three-month anniversary date of such termination of employment, and (ii) the Expiration Date.  To the extent this Option was not exercisable upon such termination of employment, or if Participant does not exercise the unexercised portion of the Option that was exercisable within the time specified in this Article II.B., all rights of Participant under this Option shall terminate, and the Option shall thereafter be void.

C.            Termination of Employment Due to Death or Disability.  In the event Participant ceases to be a key employee or officer of the Company or any Affiliate by reason of death or Disability, any unexercised portion of this Option which was exercisable as of the date of such termination may be exercised, in whole or in part, by Participant (or by Participant’s heirs or legal representative(s) in the event of death or Disability) before the earlier of (i) the close of business on the twelve-month anniversary date of such termination of employment and (ii) the Expiration Date.  To the extent this Option was not exercisable upon such termination of employment, or if Participant does not exercise the unexercised portion of the Option that was exercisable within the time specified in this Article II.C., all rights of Participant under this Option shall terminate, and the Option shall thereafter be void.

ARTICLE III.  MANNER OF OPTION EXERCISE

A.            Notice.  This Option may be exercised by Participant in whole or in part from time to time, subject to the conditions contained in the Plan and herein, by delivery, in person or by registered mail, to the Company at its principal executive office, of a written notice of exercise.  Such notice shall be in a form satisfactory to the Administrator, shall identify the Option, shall specify the number of Option Shares with respect to which the Option is being exercised, and shall be signed by the person or persons so exercising the

Option.  Such notice shall be accompanied by payment in full of the total purchase price of the Option Shares purchased; the exercise of the Option shall be deemed effective upon receipt of such notice by the Company and upon payment that complies with the terms of the Plan and this Agreement.  In the event that the Option is being exercised, as provided by the Plan and Article II.C., above, by Participant’s heirs or legal representative(s), the notice shall be accompanied by appropriate proof of right of such person or persons to exercise the Option.  As soon as practicable after the effective exercise of the Option, Participant (or Participant’s heirs or legal representative(s) in the event of death or Disability) shall be recorded on the stock transfer books of the Company as the owner of the Option Shares purchased, and the Company may deliver to Participant (or Participant’s heirs or legal representative(s)) one or more duly issued stock certificates evidencing such ownership.  All requisite original issue or transfer documentary stamp taxes shall be paid by the Company.

B.            Payment.  At the time of exercise of this Option, Participant may determine whether to pay the total purchase price of the Option Shares to be purchased solely in cash (including a personal check or a certified or bank cashier’s check, payable to the order of the Company) or by transfer from Participant to the Company of previously-owned shares of Common Stock of the Company with a then current aggregate Fair Market Value equal to such total purchase price, or by a combination of cash and such previously-owned shares of Common Stock.  The Administrator may reject Participant’s election to pay all or part of the purchase price under this Option with previously-owned shares of common stock and may require such purchase price to be paid entirely in cash if, in the sole discretion of the Administrator, payment in previously-owned shares would cause the Company to be required to recognize a charge to earnings in connection therewith.  For purposes of this Agreement, (a) “previously-owned shares” shall mean shares of Common Stock of the Company that Participant has owned for at least six months prior to the time of exercise, and (b) “Fair Market Value” will be determined as set forth in the Plan.

C.            Investment Purpose.  The Company shall not be required to issue or deliver any shares of Common Stock under this Option unless (a)(1) such shares are covered by an effective and current registration statement under the Securities Act of 1933 and applicable state securities laws or (2) if the Administrator has determined not to so register such shares, exemptions from registration under the Securities Act of 1933 and applicable state securities laws are available for such issuance (as determined by counsel to the Company) and the Company has received from Participant (or Participant’s heirs(s) or legal representative(s), in the event of death or Disability) any representations or agreements requested by the Company in order to permit such issuance to be made pursuant to such exemptions, and (b) the Company has obtained any other consent, approval or permit from any state or federal governmental agency which the Administrator shall, in its sole discretion upon the advice of counsel, deem necessary or advisable.  Unless a registration statement under the Securities Act of 1933 is in effect with respect to the issuance or transfer of Option Shares, transfer of such shares shall be restricted unless the Company receives an opinion of counsel satisfactory to the Company to the effect that registration under the Securities Act of 1933 and applicable state securities laws is not required with respect to such transfer.

ARTICLE IV.  NONTRANSFERABILITY

This Option shall not be transferable by Participant, either voluntarily or involuntarily, or subject to any lien, directly or indirectly, by operation of law or otherwise, except as provided in the Plan.  Any attempt to transfer or encumber this Option other than in accordance with the Plan shall void this Option and this Option, to the extent not fully exercised, shall terminate.

ARTICLE V.  DISPOSITIONS AND WITHHOLDING TAXES

A.            Notification of Disqualifying Disposition.  Prior to making a disposition (as defined in Section 424(c) of the Code) of any shares of Common Stock acquired pursuant to the exercise of this Option before the expiration of two years after the date hereof or before the expiration of one year after the date on which such shares of Common Stock were transferred to Participant pursuant to exercise of this Option, Participant shall send written notice to the Company of the proposed date of such disposition, the number of shares to be disposed of, the amount of proceeds to be received from such disposition and any other information relating to such disposition that the Company may reasonably request.  The right of Participant to make such a disposition shall be conditioned on the receipt by the Company of all amounts necessary to satisfy any federal, state or local withholding tax requirements attributable to such disposition.  The Administrator shall have the right, in its sole discretion, to endorse any certificates representing the Option Shares with a legend restricting transfer and to cause a stop transfer order to be entered with the Company’s transfer agent until such time as the Company receives the amounts necessary to satisfy such withholding requirements or until the later of the expiration of two years from the date hereof or one year from the date on which such shares were transferred to Participant pursuant to the exercise of this Option.

B.            General Obligation.  The Company is entitled to (a) withhold and deduct from future payments to Participant, or make other arrangements for the collection of, all legally required amounts necessary to satisfy any federal, state or local withholding tax requirements attributable to Participant’s exercise of this Option, including, without limitation, a disposition of shares of Common Stock described in Article V.A. above, that causes this Option to cease to qualify as an “incentive stock option” within the meaning of Section 422 of the Code and the regulations thereunder, or (b) require Participant promptly to remit the amount of such withholding to the Company before acting on any such disposition of shares of Common Stock.  In the event that the Company is unable to withhold such amounts, for whatever reason, Participant hereby agrees to pay to the Company an amount equal to the amount the Company would otherwise be required to withhold under federal, state or local law.

C.            Use of Shares.  The Administrator may, in its sole discretion and subject to such rules as the Administrator may adopt, permit Participant to satisfy, in whole or in part, any withholding tax obligation which may arise in connection with the exercise of this Option either by electing to have the Company withhold from the shares of Common Stock to be issued upon the exercise of this Option that number of shares of common stock, or by electing to deliver to the Company previously-owned shares of common stock, in either case having a Fair Market Value (determined as set forth in the Plan) on the date such tax is determined under the Code (the “Tax Date”) equal to the amount necessary to satisfy the minimum required tax withholding amount based on the minimum statutory withholding rates for federal and state tax purposes, including payroll taxes, that are applicable to the supplemental income resulting from the option.  In no event may the Company withhold shares having a Fair Market Value in excess of such statutory minimum required tax withholding.  Participant’s election to have the company withhold shares of Common Stock or to deliver previously-owned shares of Common Stock upon exercise is irrevocable and is subject to the consent of the Administrator and shall otherwise comply with such rules as the Administrator may adopt to assure compliance with Rule 16b-3 or any successor provision, as then in effect, of the General Rules and Regulations under the Securities and Exchange Act of 1934, if applicable.  To the extent that shares of Common Stock may be issued prior to the Tax Date to the electing Participant, Participant hereby agrees to surrender that number of shares on the Tax Date having an aggregate Fair Market Value (determined as set forth in the Plan) equal to the withholding tax due.

ARTICLE VI.  CAPITAL ADJUSTMENTS

Pursuant and subject to Section 14 of the Plan, in the event of an increase or decrease in the number of shares of common stock resulting from a stock split, reverse stock split, stock dividend, combination of shares, rights offering, reclassification of the common stock, or any other change in the corporate structure or shares of the Company, the Administrator, in order to prevent dilution or enlargement of the rights of Participant, may make appropriate adjustment as to the number and kind of securities subject to this Option.  Any such adjustment affecting this Option shall be made without change in the aggregate purchase price applicable to the unexercised portion of the Option but with an appropriate adjustment in the price for each share or other unit of any security subject to the Option. Without the consent of Participant, however, no such change shall be made in the terms of the Option if such change would disqualify the Option from treatment as an “incentive stock option” within the meaning of Code Section 422, or any successor provision, or would be considered a modification, extension or renewal of an option under Code Section 424(h), or any successor provision.

ARTICLE VII.  BINDING EFFECT

This Agreement shall be binding upon the heirs, executors, administrators and successors of the parties hereto.

ARTICLE VIII.  2007 EQUITY INCENTIVE PLAN

The Option represented by this Agreement has been granted under, and is subject to the terms of, the Plan.  The terms of the Plan are hereby incorporated by reference herein in their entirety and Participant, by execution hereof, acknowledges having received a copy of the Plan.  Capitalized terms not defined herein shall have the meaning set forth in the Plan.  The provisions of this Agreement shall be interpreted as to be consistent with the Plan and any ambiguities herein shall be interpreted by reference to the Plan.  In the event that any provision hereof is inconsistent with the terms of the Plan, the latter shall prevail.

ARTICLE IX.  MISCELLANEOUS

A.            Employment or Other Relationship; Rights as Stockholder.  Nothing in this Agreement shall be construed to (a) limit in any way the right of the Company or any Affiliate to terminate the status of Participant as an employee of the Company at any time, or (b) be evidence of any agreement or understanding, express or implied, that the Company or any Affiliate will employ Participant in any particular position, at any particular rate of compensation or for any particular period of time.  Participant shall have no rights as a stockholder with respect to shares subject to the Option until such shares have been issued to Participant upon exercise of the Option.  No adjustment shall be made for dividends (ordinary or extraordinary, whether in cash, securities or other property), distributions or other rights for which the record date is prior to the date such shares are issued, except as provided in Section 14 of the Plan.

B.            Securities Law Compliance.  The exercise of all or any parts of this Option shall only be effective at such time as counsel to the Company shall have determined that the issuance and delivery of Common Stock pursuant to such exercise will not violate any state or federal securities or other laws.  Participant may be required by the Company, as a condition of the effectiveness of any exercise of this Option, to agree in writing that all Common Stock to be acquired pursuant to such exercise shall be held, until such time that such Common Stock is registered and freely tradable under applicable state and federal securities laws, for Participant’s own account without a view to any further distribution thereof, that the certificates for such shares shall bear an appropriate legend to that effect and that such shares will be not transferred or disposed of except in compliance with applicable state and federal securities laws.

C.            Lockup Period Limitation.  Participant agrees that in the event the Company advises Participant that it plans an underwritten public offering of its common stock in compliance with the Securities Act of 1933, as amended, and that the underwriter(s) seek to impose restrictions under which certain stockholders may not sell or contract to sell or grant any option to buy or otherwise dispose of part or all of their stock purchase rights of the underlying common stock, Participant hereby agrees that for a period not to exceed 180 days from the prospectus, Participant will not sell or contract to sell or grant an option to buy or otherwise dispose of this option or any of the underlying shares of common stock without the prior written consent of the underwriter(s) or its representative(s).

D.            Blue Sky Limitation.  Notwithstanding anything in this Agreement to the contrary, in the event the Company makes any public offering of its securities and determines in its sole discretion that it is necessary to reduce the number of issued but unexercised stock purchase rights so as to comply with any state securities or Blue Sky law limitations with respect thereto, the Board of Directors of the Company shall have the right (i) to accelerate the exercisability of this Option and the date on which this Option must be exercised, provided that the Company gives Participant 15 days’ prior written notice of such acceleration, and (ii) to cancel any portion of this Option or any other option granted to Participant pursuant to this Agreement which is not exercised prior to or contemporaneously with such public offering.  Notice shall be deemed given when delivered personally or when deposited in the United States mail, first class postage prepaid and addressed to Participant at the address of Participant on file with the Company.

E.             Accounting Compliance.  Participant agrees that, if a “transaction” (as defined in Section 14 of the Plan) occurs and Participant is an “affiliate” of the Company or any Subsidiary (as defined in applicable legal and accounting principles) at the time of such Change of Control, Participant will comply with all requirements of Rule 145 of the Securities Act of 1933, as amended, and the requirements of such other legal or accounting principles, and will execute any documents necessary to ensure such compliance.

F.             Stock Legend.  The certificates for any shares of Common Stock purchased by Participant (or, in the case of death, Participant’s heirs or legal representative(s)) shall bear an appropriate legend to reflect the restrictions of this Article and Article III.C., provided, however, that failure to so endorse any of such certificates shall not render invalid or inapplicable this Article IX.

G.            Shares Reserved.  The Company shall at all times during the term of the option period reserve and keep available such number of shares as will be sufficient to satisfy the requirements of this Agreement.

H.            Arbitration.  Any dispute arising out of or relating to this Agreement or the alleged breach of it, or the making of this Agreement, including claims of fraud and inducement, shall be discussed between the disputing parties in a good faith effort to arrive at a mutual settlement of any such controversy.  If, notwithstanding, such dispute cannot be resolved, such dispute shall be settled by binding arbitration.  Judgment upon the award rendered by the arbitrator may be entered in any court having jurisdiction thereof.  The arbitrator shall be a retired state or federal judge or an attorney who has practiced securities or business litigation for at least ten (10) years.  If the parties cannot agree on an arbitrator within twenty (20) days, any party may request that a judge of the Circuit Court of Cook County, Illinois select an arbitrator.  Arbitration will be conducted pursuant to the provisions of this Agreement and the commercial arbitration rules of the American Arbitration Association, unless such rules are inconsistent with the provisions of this Agreement.

Limited civil discovery shall be permitted for the production of documents and taking of depositions.  Unresolved discovery disputes may be brought to the attention of the arbitrator who may dispose of such disputes.  The arbitrator shall have the authority to award any remedy or relief that a court of this state could order or grant; provided, however, that punitive or exemplary damages shall not be awarded.  The arbitrator may award to the prevailing party, if any, as determined by the arbitrator, all of its costs and fees, including the arbitrator’s fee, administrative fees, travel expenses, out-of-pocket expenses and reasonable attorney’s fees.  Unless otherwise agreed by the parties, the place of any arbitration proceedings shall be Chicago, Illinois.

ARTICLE X.  GOVERNING LAW

This Agreement and all rights and obligations hereunder shall be construed in accordance with the Plan and governed by the laws of the State of Delaware.

[Signature page follows]

IN WITNESS WHEREOF, the parties hereto have executed this Agreement effective the day and year first above written.

BROADWIND ENERGY, INC.

By:
Its:

PARTICIPANT
By execution hereof, the Participant acknowledges having received a copy of the Plan.